                                                                   EXHIBIT 99.1


                  SYNCARE, INC. AND SUBSIDIARIES

                  Consolidated Financial Statements

                  June 30, 1996

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
SynCare, Inc.:


We have audited the accompanying consolidated balance sheet of SynCare, Inc. and subsidiaries (the Company) as of June 30, 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SynCare, Inc. and subsidiaries as of June 30, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.







Orange County, California
September 11, 1996



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                         SYNCARE, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheet

                                  June 30, 1996




                                     ASSETS

Current assets:
   Cash and cash equivalents                                          $   53,335
   Accounts receivable, less allowance for doubtful accounts           1,184,840
    of $100,000 (note 2)
   Prepaids                                                               11,708
                                                                      ----------
        Total current assets                                           1,249,883

Furniture and equipment                                                   50,056
Other noncurrent assets                                                   31,959
                                                                      ----------
         Total Assets                                                 $1,331,898
                                                                      ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued liabilities                           $  488,336
   Income tax payable (note 5)                                            81,067
   Deferred tax liability, net (note 5)                                    5,172
   Amount due to Medicare (note 3)                                       548,219
                                                                      ----------
        Total current liabilities                                      1,122,794
                                                                      ----------
Shareholders' equity:
   Common stock, no par value.  Authorized 1,000 shares;
    issued and                                                               500
    outstanding 2 shares
   Retained earnings                                                     208,604
                                                                      ----------
        Total shareholders' equity                                       209,104

Commitments and contingent liabilities (notes 6 and 8)

Subsequent event (note 9)
                                                                      ----------
        Total liabilities and shareholders' equity                    $1,331,898
                                                                      ==========

See accompanying notes to consolidated financial statements.

                         SYNCARE, INC. AND SUBSIDIARIES

                      Consolidated Statement of Operations

                            Year ended June 30, 1996




Revenues:
   Net patient service revenue (note 2)                               $4,765,502
   Other income                                                            8,247
                                                                      ----------
        Net revenues                                                   4,773,749
                                                                      ----------
Operating expenses:
   Therapist services                                                  2,923,226
   General and administrative                                          1,537,325
   Pension (note 6)                                                      148,589
   Provision for doubtful accounts                                        50,000
   Depreciation and amortization                                          23,566
   Interest expense                                                       39,551
                                                                      ----------
        Total operating expenses                                       4,722,257
                                                                      ----------
        Income before income tax expense                                  51,492

Income tax expense (note 5)                                               41,450
                                                                      ----------
        Net income                                                    $   10,042
                                                                      ==========
        Net income per share                                          $    5,021
                                                                      ==========

See accompanying notes to consolidated financial statements.

                         SYNCARE, INC. AND SUBSIDIARIES

                 Consolidated Statement of Shareholders' Equity

                            Year ended June 30, 1996





                                       COMMON STOCK                      TOTAL
                                     ----------------     RETAINED    SHAREHOLDERS'
                                     SHARES    AMOUNT     EARNINGS       EQUITY
                                     ------    ------     --------    -------------
Balance at July 1, 1995                 2       $500       198,562       199,062


Net income                              -         --        10,042        10,042
                                      ---       ----       -------       -------

Balance at June 30, 1996                2       $500       208,604       209,104

                                      ===       ====       =======       =======

See accompanying notes to consolidated financial statements.

                         SYNCARE, INC. AND SUBSIDIARIES

                      Consolidated Statement of Cash Flows

                            Year ended June 30, 1996




Cash flows from operating activities:
   Net income                                                         $  10,042
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation                                                       23,566
      Provision for doubtful accounts                                    50,000
      Provision for deferred taxes                                       35,383
      Changes in assets and liabilities:
       Increase in accounts receivable, net                             (98,535)
       Increase in prepaids                                              (2,031)
       Increase in other assets                                         (27,446)
       Increase in accounts payable and accrued liabilities             138,759
       Increase in income tax payable                                    81,067
       Decrease in amount due to Medicare                              (128,607)
                                                                      ---------
            Net cash provided by operating activities                    82,198

Cash flows from investing activities - capital expenditures             (47,004)
                                                                      ---------
            Net increase in cash and cash equivalents                    35,194

Cash and cash equivalents at beginning of year                           18,141
                                                                      ---------
Cash and cash equivalents at end of year                              $  53,335
                                                                      =========
Supplemental cash flow disclosure:
   Cash paid for income taxes                                         $   1,600
   Cash paid for interest                                                39,551
                                                                      =========

See accompanying notes to consolidated financial statements.

                         SYNCARE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                  June 30, 1996


(1)  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION
     Syncare, Inc. is the parent company for ProMotive Rehabilitation Services, Inc. (Geri Care), BayCare Rehabilitative Services, Inc. (BayCare) and Pro Motion Rehabilitation, Inc. (Pro Motion). SynCare, Inc. was incorporated on July 25, 1995 to be a holding company for Geri Care, BayCare and Pro Motion. Pro Motion was incorporated on August 6, 1991 as a provider of physical, occupational and/or speech therapy services on an outpatient basis. Pro Motion has service contracts with various Skilled Nursing Facilities (SNF) throughout Southern California. Geri Care and BayCare, incorporated on June 18, 1992 and August 9, 1995 respectively, provide rehabilitation services to residents of assisted living facilities. Geri Care and BayCare are Medicare certified and operate exclusively as Medicare service providers. Syncare, Inc. is owned and operated by the President and Vice President who are the sole shareholders of SynCare, Inc. and previously owned its subsidiaries (collectively referred to as the Company). The Company's main source of revenue is generated through providing physical, occupational and speech therapy services. The consolidated financial statements for the year ended June 30, 1996 include the activities of the aforementioned companies for the period they were in existence during the year ended June 30, 1996.

     PRINCIPLES OF CONSOLIDATIONS
     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     NET PATIENT SERVICE REVENUE
     Net patient service revenue is reported at the estimated net realizable amounts due from patients, third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Such contractual adjustments are accrued on an estimated basis the period the related services are rendered. Net patient service revenue is adjusted as required in subsequent periods based on final settlements.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS
     For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.



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     FURNITURE AND EQUIPMENT
     Furniture and equipment are stated at historical cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

                   Furniture and equipment          3 to 7 years
                   Automobiles                      3 to 5 years

     Furniture and equipment consists of the following:

     Furniture and equipment           $54,221
     Automobiles                        44,640
                                       -------
                                        98,861
     Less accumulated depreciation     (48,805)
                                       -------
                                       $50,056
                                       =======

     INCOME TAXES
     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered as settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


(2)  NET PATIENT SERVICE REVENUE AND THIRD-PARTY REIMBURSEMENT

     Approximately 80% of net patient service revenue for the year ended June 30, 1996 was derived under Federal and state third-party reimbursement programs. The Company is reimbursed at a tentative rate with final settlement determined after submission of annual cost reports by the Company and audits thereof by the Medicare fiscal intermediary. Management has provided for its best estimate of amounts due upon settlement of cost reports, however, the ultimate outcome of such settlements may be different than amounts provided. The Company's Medicare cost reports have been audited by the Medicare fiscal intermediary through June 30, 1994.

     The Company has also entered into payment agreements with certain commercial insurance carriers, health maintenance organizations and preferred provider organizations. The basis for payment to the Company under these agreements includes discounts from established charges. Such discounts are recorded in the period the services are rendered.

Both governmental and private pay sources have instituted cost-containment measures designed to limit payments made to providers of health services, and there can be no assurance that future measures designed to limit payments made to providers will not adversely affect reimbursements to the Company. Furthermore, government reimbursement programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings and government funding restrictions, all of which could materially decrease the services covered or the rates paid to the Company for its services. In the opinion of management, retroactive adjustments, if any, would not be material to the financial position or results of operations of the Company.



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(3)   AMOUNT DUE TO MEDICARE

     Final settlement for third-party reimbursement programs is determined after submission of the annual cost reports by the Company and audits thereof by the Medicare fiscal intermediary. Based on an audit of the cost report for the fiscal year ended June 30, 1994 and the "as filed" cost report for the fiscal year ended June 30, 1995, it was determined that the Company had been overpaid by Medicare. This overpayment has been accrued for by the Company in the accompanying balance sheet as the amount due to Medicare.


(4)  OPERATING LEASES

     The Company is committed to operating leases for office space that require annual minimum lease payments as follows:

                           1997              $175,217
                           1998               140,496
                           1999               140,496
                           2000               140,496
                           2001                70,248
                                             --------
                                             $666,953
                                             ========

     Lease expense was $152,136 for the year ended June 30, 1996.

(5)  INCOME TAXES

     The provision for income tax expense for the year ended June 30, 1996 consists of the following:

                           Current:
                              Federal        $ 63,539
                              State            17,528
                                             --------
                                               81,067
                                             --------
                           Deferred:
                              Federal         (32,272)
                              State            (7,345)
                                             --------
                                              (39,617)
                                             --------
                                             $ 41,450
                                             ========

     Federal statutory rate of 34% to the Company's provision for income taxes is as follows:

           Income tax expense at statutory rate               $17,507

           State income tax expense, net of Federal income
              tax benefit                                      11,569
           Tax penalties                                        8,017
           Other                                                4,357
                                                              -------
                                                              $41,450
                                                              =======



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     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at June 30, 1996 are presented below:

                 Deferred tax assets:
                    Allowance for doubtful accounts    $ 43,300
                    Cost report reserve                  59,321
                    State tax                             5,959
                    Accrued vacation                     20,569
                                                       --------
                                                        129,149
                    Less valuation allowance            (59,321)
                                                       --------
                                                         69,828
                 Deferred tax liability - reserve
                    for penalties and interest           75,000
                                                       --------
                          Net deferred tax liability   $  5,172
                                                       ========

     Based on the Company's current and expected pretax earnings, management believes it is more likely than not that the Company will realize certain of the benefits of the existing deferred tax assets as of June 30, 1996. Recognition of the remaining balances will require generation of future taxable income. There can be no assurance that the Company will generate any earnings or any specific level of earnings in future years. Certain tax planning or other strategies could be implemented, if necessary, to supplement income from operations to fully realize recorded net tax benefits.


(6)  SIMPLIFIED EMPLOYEE PENSION PLAN

     The Company has a Simplified Employee Pension (SEP) plan, whereby contributions to each eligible employee's, account are made at the Company's discretion and range between 0% to 15% of the employees' gross wages. An employee becomes eligible to participate in the plan upon completing one year of continuous employment with the Company. The Company is to make 100% of the contributions and the employee is not required to match contributions in any way. Furthermore, all contributions vest immediately and are entirely self directed by the employees. Contributions by the Company to the SEP were $148,589 for the year ended June 30, 1996. At June 30, 1996, the Company had accrued a contribution of $77,287 which is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheet.



(7)  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 106 (SFAS 107), "Disclosure about Fair Value of Instruments." The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material impact on the estimated fair value amounts. The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and amounts due to Medicare approximate fair value due to the short-term nature of these instruments.



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(8)  CONTINGENCIES

     The Company is involved in certain litigation arising in the ordinary course of business. Management believes that settlement of this litigation will not have a material adverse impact on the consolidated financial statements.

(9)  SUBSEQUENT EVENT

     On August 22, 1996, ARV Health Care Inc., a wholly-owned subsidiary of ARV Assisted Living, Inc. (ARVAL), entered into an agreement to acquire all of the Company's outstanding stock. The purchase price to be paid by ARVAL shall be based on the initial valuation of the Company plus the net asset value of the Company at the time of closing; provided, however, that the purchase price does not exceed $1,500,000. Thirty days after the closing date (the second closing date), the initial value, net asset value and purchase price is to be recalculated using updated financial and other information.